As filed with the Securities and Exchange Commission on July 31, 2003

Registration No. 333-67692

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTOBYTEL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0397820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Address of Principal Executive Offices)

Autobytel Inc. Amended and Restated 2001 Restricted Stock and Option Plan

(Full title of the Plan)

Ariel Amir

Executive Vice President and General Counsel

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, California 92612-1400

(Name and Address of Agent For Service)

(949) 225-4500

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas Pollock, Esq.

Paul, Hastings, Janofsky & Walker LLP

55 Second Street 24th Floor

San Francisco, California 94105-3441

(415) 856-7000

EXPLANATORY NOTE

At the Annual Meeting of Stockholders of Autobytel Inc. (the “Company”) held on June 25, 2003, the stockholders of the Company approved the amendment and restatement of the Company’s 2001 Restricted Stock Plan to permit discretionary awards of options and stock appreciation rights under that plan and to rename that plan the “Amended and Restated 2001 Restricted Stock and Option Plan”.

The purpose of this Post-Effective Amendment to Registration Statement on Form S-8 is to file a copy of the Amended and Restated 2001 Restricted Stock and Option Plan with the Securities and Exchange Commission. Except as set forth herein, the contents of the Company’s Form S-8 Registration Statement (File No. 333-67692) relating to the Company’s 2001 Restricted Stock Plan are incorporated by reference into this Post-Effective Amendment to Registration Statement.

PART II

Item 8. Exhibits

Exhibit	Description

4.7	Amended and Restated 2001 Restricted Stock and Option Plan.

24.1	Power of Attorney (contained on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on July 30, 2003.

AUTOBYTEL INC.

By:	/s/ JEFFREY A. SCHWARTZ
Jeffrey A. Schwartz Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Autobytel Inc., a Delaware corporation, and the undersigned directors and officers of Autobytel Inc. hereby constitute and appoint Jeffrey A. Schwartz, Hoshi Printer or Ariel Amir as its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-8 Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL FUCHS Michael Fuchs	Chairman of the Board and Director	July 30, 2003

/s/ JEFFREY A. SCHWARTZ Jeffrey A. Schwartz	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2003

/s/ HOSHI PRINTER Hoshi Printer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2003

/s/ AMIT KOTHARI Amit Kothari	Vice President and Controller (Principal Accounting Officer)	July 30, 2003

/s/ JEFFREY H. COATS Jeffrey H. Coats	Director	July 30, 2003

/s/ ROBERT S. GRIMES Robert S. Grimes	Director	July 30, 2003

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Signature	Title	Date

/s/ MARK N. KAPLAN Mark N. Kaplan	Director	July 30, 2003

/s/ RICHARD A. POST Richard A. Post	Director	July 30, 2003

/s/ MARK R. ROSS Mark R. Ross	Director	July 30, 2003

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INDEX TO EXHIBITS

Exhibit	Description

4.7	Amended and Restated 2001 Restricted Stock and Option Plan.

24.1	Power of Attorney (contained on the signature page).

4